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                                 Exhibit 4.1


                   AMENDMENT TO REGISTRATION RIGHTS AGREEMENT


         This Amendment to Registration Rights Agreement (the "Amendment") is entered into this 6 day of May, 1994 by and among Dreyer's Grand Ice Cream, Inc., a Delaware corporation (the "Company"), and Trustees of General Electric Pension Trust, a New York common law trust ("GE Pension"), GE Investment Private Placement Partners, I, a Delaware limited partnership ("GEIPPP") and General Electric Capital Corporation, a New York corporation (collectively the "Investors").


                                    Recitals

A.  The Company entered into a Registration Rights Agreement dated June
30, 1993 with the Investors (the "Agreement"), pursuant to which the Investors acquired the right under certain circumstances to cause securities of the Company held by them to be registered by the Company under the Securities Act of 1933.

B. The Company and Investors now desire to amend the Agreement as set forth herein.

         1.   Amendments.

              1.1. Section 2.2(a) is hereby amended by adding the following at the end of such section:

                     "Notwithstanding anything to the contrary in this
                     Section 2.2(a), if any such proposal by the Company to register any of its securities was as a result of the exercise of a demand registration right under
                     Section 3 of the Nestle Registration Rights Agreement, then the Company shall not be obligated to include any Registrable Securities in any such registration without the consent of the Nestle Holders; provided, however, that such consent shall be deemed to have been given if the Nestle Holders allow any securities of the Company other than 'Registrable Securities'
                     (as defined in the Nestle Registration Rights Agreement) to be included in such registration."

              1.2. Subsection 2.2(b) is hereby amended to read in its entirety as follows:

                     "(b) Priority in Incidental Registrations. If the managing underwriter of any underwritten offering shall inform the Company by letter of its belief that the number or type of Registrable Securities



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                    requested to be included in such registration would
                    materially adversely affect such offering, then the Company will include in such registration, to the extent of the number and type which the Company is so advised can be sold in (or during the time of) such offering
                    (i) first, all securities proposed by the Company to be sold for its own account, if any; (ii) second, and only if all the securities proposed by the Company to be sold for its own account have been so included, such Registrable Securities and securities of the Company requested for inclusion in such registration pursuant to the exercise of piggyback registration rights under
                    Section 4(a) of the Nestle Registration Rights Agreement (the 'Nestle Securities'), pro rata among the holders of the Registrable Securities and Nestle Securities on the basis of the respective percentages of the total amount of securities requested to be so included by such holders which are represented by Registrable Securities, on the one hand, and Nestle Securities, on the other hand; and (iii) third, and only if all of the Registrable Securities and Nestle Securities have been included in such registration, any other securities of the Company requested to be included in such registration; provided, however, that if such registration was as a result of the exercise of a demand registration right pursuant to
                    Section 3 of the Nestle Registration Rights Agreement, and the Nestle Holders have consented to the inclusion of Registrable Securities in such offering, then the securities to be included in such registration shall be selected, after all 'Registrable Securities' (as defined in the Nestle Registration Rights Agreement) originally proposed to be included in such registration have been so included, (y) first, from the Registrable Securities and
                    (z) second, and only if all the Registrable Securities have been included in such registration, from any other securities eligible for inclusion in such registration."

              1.3. Subsection 2.4(c) is hereby amended to read in its entirety as follows:

                    "(c) Holdback Agreements. (i) Each holder of Registrable Securities agrees, in each of the instances set out below, not to effect any public sale or distribution, including any sale pursuant to Rule 144 under the Securities Act, of any Registrable Securities, and not to effect any such public sale or distribution of any other equity



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                    security of the Company or of any security convertible
                    into or exchangeable or exercisable for any equity security of the Company during the 15 days prior to, and during the 90-day period (or such longer period as may be reasonably requested by the underwriter, if any, of an offering) beginning on, the effective date of a registration statement (except as part of such registration) provided that each holder of Registrable Securities has received written notice of such registration at least 15 days prior to such effective date:

                               (1)  in the case of an underwritten public
                         offering in which any such holder is participating, if requested by the managing underwriters of such underwritten public offering,

                               (2)  in the case of an underwritten public
                         offering in which any such holder is not participating and which is initiated pursuant to the exercise of demand registration rights under Section 3 of the Nestle Registration Rights Agreement, if requested by the managing underwriters of such underwritten public offering,

                               (3)  in the case of a registration pursuant to
                         Section 2.1 hereof in which any such holder is participating and which is not an underwritten public offering, if requested by the holders of a majority of the Registrable Securities requesting such registration,

                               (4) in the case of an incidental registration pursuant to Section 2.2 hereof in which any such holder is participating and which is not an underwritten public offering, if requested by the holders of a majority of the securities requesting such registration, or

                               (5) in the case of a registration in which any such holder is not participating and which is initiated pursuant to the exercise of demand registration rights under Section 3 of the Nestle Registration Rights Agreement and which is not an underwritten public offering, if requested by the Nestle Holders.




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                       (ii) In the event of any registration of Registrable
                       Securities pursuant to Section 2.1 or 2.2 hereof, the Company agrees (i) not to effect any public or private sale or distribution of any of its equity securities or of any equity security convertible into or exchangeable or exercisable for any equity security of the Company (other than any such sale or distribution of such securities in connection with any merger or consolidation by the Company or any subsidiary of the Company of the capital stock or substantially all the assets of any other person or in connection with an employee stock option or other benefit plan) during the 15 days prior to, and during the 90-day period beginning on, the effective date of such registration statement (except as part of such registration) to the extent the Company is timely notified in writing by a holder of the Registrable Securities or the managing underwriters of any such registration, and (ii) that any agreement entered into after the date of this Agreement pursuant to which the Company issues or agrees to issue any privately placed equity securities shall contain a provision under which holders of such securities agree not to effect any public sale or distribution of any such securities during the period referred to in the foregoing clause (i), including any sale pursuant to Rule 144 under the Securities Act (except as part of such registration, if permitted)."

                 1.4. Section 3 of the Agreement is hereby amended by adding the following definitions in their correct alphabetical position:


                       "'Nestle' means Nestle Holdings, Inc., a Delaware corporation."

                       "'Nestle Holders' means the selling holders of a majority of all 'Registrable Securities' (as defined in the Nestle Registration Rights Agreement) included in a demand registration under Section 3 of the Nestle Registration Rights Agreement."

                       "'Nestle Registration Rights Agreement' means the Registration Rights Agreement dated May ___, 1994 between the Company and Nestle as in effect on such date."




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         2.  Miscellaneous.

                 2.1. Except as expressly amended herein, all terms, covenants and provisions of the Agreement are and shall remain in full force and effect and all references therein to such Agreement shall henceforth refer to the Agreement as amended by this Amendment. This Amendment shall be deemed incorporated into, and a part of, the Agreement.

                 2.2. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. No third party beneficiaries are intended in connection with this Amendment.

                 2.3. This Amendment shall be governed by and construed in accordance with the law of the State of Delaware.

                 2.4. This Amendment may be executed in any number of counterparts, each of which shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument.

         IN WITNESS WHEREOF, the Company and the Purchasers have caused this Amendment to be executed and delivered as of the date first above written.

DREYER'S GRAND ICE CREAM, INC.    TRUSTEES OF GENERAL ELECTRIC
                                    PENSION TRUST

By: /s/  PAUL R. WOODLAND         By: /s/  JOHN H. MYERS
    --------------------------        -------------------------------
Title: Vice President             Title: Trustee
       -----------------------           ----------------------------



GENERAL ELECTRIC CAPITAL          GE INVESTMENT PRIVATE PLACEMENT
  CORPORATION                       PARTNERS I

By: /s/  JOHN T. CARLTON          By: GE Investment Management
    --------------------------        Incorporated, its
Title: Department Operations          General Partner
       Manager
       -----------------------            /s/  JOHN H. MYERS
                                      By: ---------------------------

                                      Title: Trustee
                                             ------------------------




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